UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19122 US Highway 281N, Suite 127
San Antonio, Texas 78258
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.
Workforce Realignment

On June 10, 2026, the Executive Committee of the Board of Directors of the Company approved a workforce realignment plan intended to accelerate the Company's strategic transformation as the operator for governed enterprise AI and to realign its workforce around how production AI is deployed, operated and scaled inside regulated enterprises. This realignment is predominantly driven by the Company's strategic decision to deemphasize certain legacy service delivery functions (primarily within its Public Cloud business unit) and geographic rationalizations in favor of redeploying resources toward its enterprise AI buildout.

This workforce realignment is expected to result in the termination of approximately 15% of the Company’s global workforce. A majority of the impacted employees were notified on or around June 10, 2026, with additional exits planned to occur over the following 6 months, depending on role and jurisdiction.

The Company estimates that it will incur one-time expenses of approximately $14 million to $19 million in connection with the workforce realignment, substantially all of which is expected to be incurred in 2026. These charges will consist primarily of severance payments, healthcare benefits, and other termination-related costs.

Upon full implementation, the Company expects to realize approximately $75 million to $85 million in annualized run-rate savings compared to current expense levels. The Company intends to reinvest a significant portion of these anticipated savings in its highest-growth product and service areas, including forward-deployed engineering, AI solutions delivery, and enterprise AI infrastructure buildout. The Company may also implement additional measures in connection with its ongoing strategic transformation as it continues to evaluate opportunities to optimize its operations.

Forward-Looking Statements

This Current Report contains forward-looking statements relating to the Company's workforce realignment plan, including without limitation, the expected number of employees affected, the anticipated timing and implementation across jurisdictions, the estimated one-time expenses of approximately $14 million to $19 million, the anticipated annualized run-rate savings of approximately $75 million to $85 million and the Company's reinvestment plans. Actual expenses, savings and reinvestments may differ materially from these estimates as a result of changes in the scope, timing or implementation of the workforce realignment plan, variations in severance obligations across jurisdictions, foreign currency fluctuations, the timing of employee exits, regulatory or legal requirements applicable in certain jurisdictions, threatened or actual litigation, the extent to which savings are offset by reinvestment in strategic product and service areas or incremental hiring in connection with the Company's ongoing strategic transformation, and other factors. There can be no assurance that the Company will realize the anticipated savings from the workforce realignment plan within the expected timeframe, or at all. The Company undertakes no obligation to update or revise these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	June 16, 2026	By:	/s/ Sarah Alexander
Sarah Alexander
Vice President, Deputy General Counsel & Assistant Secretary